   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 1996

                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                        COLORADO INTERSTATE GAS COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              84-0173305
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
                            TWO NORTH NEVADA AVENUE
                     COLORADO SPRINGS, COLORADO 80903-1727
                                (719) 473-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                            AUSTIN M. O'TOOLE, ESQ.
                      SENIOR VICE PRESIDENT AND SECRETARY
                            THE COASTAL CORPORATION
                                 COASTAL TOWER
                              NINE GREENWAY PLAZA
                           HOUSTON, TEXAS 77046-0995
                                (713) 877-1400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                   COPY TO:
                           GERALD S. TANENBAUM, ESQ.
                            CAHILL GORDON & REINDEL
                                80 PINE STREET
                           NEW YORK, NEW YORK 10005
                                (212) 701-3000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                       PROPOSED       PROPOSED
                                        AMOUNT         MAXIMUM        MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE       OFFERING PRICE    OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED(1)(3) PER UNIT(2)(3)  PRICE(2)(3)        FEE
- -----------------------------------------------------------------------------------------------
Debt Securities..................    $100,000,000       $1,000      $100,000,000     $34,483
- -----------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) To the extent Debt Securities are issued with original issue discount, amount to be registered includes such greater amount as shall result in an initial aggregate offering price of $100,000,000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3) In United States dollars or the equivalent thereof in foreign currency or currency units.

                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 1996

PROSPECTUS


                        Colorado Interstate Gas Company


                                DEBT SECURITIES

  Colorado Interstate Gas Company ("CIG" or the "Company") intends to issue from time to time its senior unsecured debt securities (the "Debt Securities") at an aggregate initial offering price not to exceed $100,000,000 (or, if the principal of the Debt Securities is payable in a foreign currency, the equivalent thereof at the time of offering), which will be offered on terms to be determined at the time of sale. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific terms of the Series of Debt Securities (the "Series") in respect of which this Prospectus is being delivered, including the designation of the Debt Securities, the aggregate principal amount offered, the rate or rates of interest or the provisions for determining such rate or rates and the time of payment thereof, maturity, currency of payment, offering price, terms relating to redemption (whether mandatory, at the option of the Company or the holder) and information as to listing on any securities exchange.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECURI-
   TIES AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED
    UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY  REPRESENTATION
      TO THE CONTRARY IS A CRIMINAL OFFENSE.


  The Debt Securities may be sold directly by the Company, through agents designated by the Company from time to time or through underwriters or dealers designated by the Company from time to time. If any agents of the Company or any dealers or underwriters are involved in the sale of the Series of Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount are set forth in or may be calculated from the Prospectus Supplement. The net proceeds to the Company from such sale will be the purchase price of such Series of Debt Securities less such commission in the case of an agent, the purchase price of such Series of Debt Securities in the case of a dealer or the public offering price of such Series of Debt Securities less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. See "Plan of Distribution" for indemnification arrangements for agents, dealers and underwriters.

                                  -----------

                  The date of this Prospectus is        , 1996

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549, and at regional offices of the Commission at the following addresses: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004, upon the payment of fees prescribed by the Commission. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Similar information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments, exhibits and Schedules thereto, the "Registration Statement"), of which this Prospectus is a part, and exhibits relating thereto, which CIG has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  CIG hereby incorporates in this Prospectus by reference the following documents which have been filed with the Commission pursuant to the Exchange Act (File No. 1-4874):

    (a) CIG's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Annual Report"); and

    (b) CIG's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1996.

  All documents filed by CIG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to Colorado Interstate Gas Company, c/o The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, Attention: Corporate Secretary, telephone number:
(713) 877-1400.

                                  THE COMPANY

  CIG is a Delaware corporation organized in 1927. All of CIG's outstanding common stock is owned by Coastal Natural Gas Company, which is a wholly-owned subsidiary of The Coastal Corporation ("Coastal"). CIG owns and operates an interstate natural gas pipeline system and also has gas and oil exploration and production operations.

  The Company's principal office is located at Two North Nevada Avenue, Colorado Springs, Colorado 80903-1727 (telephone number (719) 473-2300).

                                USE OF PROCEEDS

  Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

  A description of the Company's ratio of earnings to fixed charges, on a consolidated basis, will appear in the accompanying Prospectus Supplement.

                            DESCRIPTION OF BUSINESS

  The Company is involved in the production, gathering, processing, transportation, storage and sale of natural gas. CIG purchases and produces natural gas and makes sales of such gas at the wellhead principally to local gas distribution companies for resale. Separately, CIG contracts to gather, process, transport and store natural gas owned by third parties.

  CIG's gas transmission system extends from gas production areas in the Texas Panhandle, western Oklahoma and western Kansas, northwesterly through eastern Colorado to the Denver area, and from production areas in Montana, Wyoming and Utah, southeasterly to the Denver area. The Company's gas gathering and processing facilities are located throughout the production areas adjacent to its transmission system. Most of the Company's gathering facilities connect directly to its transmission system, but some gathering systems are connected to other pipelines. The Company also has certain gathering facilities located in New Mexico. CIG owns four underground gas storage fields; three located in Colorado, and one in Kansas.

  The Company's principal pipeline facilities at December 31, 1995 consisted of 6,381 miles of pipeline and 68 compressor stations with approximately 345,000 installed horsepower. At December 31, 1995, the design peak day delivery capacity of the transmission system was approximately 2 billion cubic feet ("Bcf") per day. The underground storage facilities have a working capacity of approximately 29 Bcf and a peak day delivery capacity of approximately 780 million cubic feet ("MMcf").

  Beginning in October 1993, CIG implemented Order 636 on its system and as a result, CIG's gas sales contracts have been "unbundled" and such sales are now made at the producer wellhead. Effective October 1, 1993, CIG formed an unincorporated Merchant Division to conduct most of the Company's sales activity in the Order 636 environment. Gas sales volumes include sales which continue to be made by CIG together with sales of its Merchant Division.

  CIG has engaged in "open access" transportation and storage of gas owned by third parties for several years. As a result of Order 636, the Company has "unbundled" these services from its sales services and continues to provide these services to third parties under individual contracts. Such services are at negotiated rates that are within minimum and maximum levels approved by the Federal Energy Regulatory Commission. Also, pursuant to Order 636, the Company, on September 30, 1993, sold all of its working gas except for 3.8 Bcf which it retained for operational needs.

  CIG's deliveries for the years 1995, 1994 and 1993 were as follows:

                                TOTAL SYSTEM                                   DAILY AVERAGE
         YEAR                    DELIVERIES                                  SYSTEM DELIVERIES
         ----                   ------------                                 -----------------
                                   (Bcf)                                          (MMcf)
         1995                        456                                           1,248
         1994                        436                                           1,195
         1993                        453                                           1,241

  CIG has approximately 3,000 miles of gathering lines and approximately 109,200 horsepower of compression in its gathering operations. CIG owns and operates six gas processing plants which recovered approximately 81 million gallons of liquid hydrocarbons in 1995, compared to 88 million gallons in 1994 and 86 million gallons in 1993, and 4,600 long tons of sulfur in 1995, compared to 4,300 long tons in 1994 and 4,400 long tons in 1993. Additionally, in 1995 and 1994, CIG processed approximately 6 million gallons of liquid hydrocarbons owned by others compared to 12 million gallons in 1993. These plants, with a total operating capacity of approximately 697 MMcf daily, recover mainly propane, butanes, natural gasoline, sulfur and other by-products, which are sold to refineries, chemical plants and other customers.

  The table below represents estimates of the Company's owned or controlled reserves as of December 31, 1995, 1994 and 1993, as prepared by CIG's independent engineers.

                                                                  1995 1994 1993
                                                                  ---- ---- ----
      Owned or controlled by CIG (Bcf)........................... 346  383  433

  At December 31, 1995, CIG maintained under its own account 1.4 Bcf of natural gas in underground working storage for system balancing. The Company has an additional 37.8 Bcf of base gas in its four owned storage fields.

  The Company has domestic gas and oil production operations. The gas is delivered primarily to CIG's interstate gas pipeline system while the crude oil and condensate are sold at the wellhead to oil purchasing companies at prevailing market prices. The production of gas and oil is subject to regulation in states in which the Company operates.

  The following table shows gas, oil and condensate production volumes of the Company, including quantities attributable to its natural gas system, for the three years ended December 31, 1995:

                                                             1995   1994   1993
                                                            ------ ------ ------
      Gas (MMcf)........................................... 52,341 61,046 56,454
      Oil (000 barrels)....................................     20      8      8
      Condensate (000 barrels).............................     63     74     49

  The following table summarizes sales price and unit cost information of the Company's exploration and production operations for the three years ended December 31, 1995:

                                                             1995   1994   1993
                                                            ------ ------ ------
      Average sales price (net of production taxes):
        Gas--per thousand cubic feet ("Mcf")............... $ 1.04 $ 1.44 $ 1.81
        Oil--per barrel....................................  15.96  14.38  15.18
        Condensate--per barrel.............................  16.05  15.09  15.92
      Average production cost per unit (equivalent Mcf).... $ 0.45 $ 0.37 $ 0.51

  At December 31, 1995, the gas and oil properties of the Company included leasehold interests covering 459,411 acres (345,150 net acres), of which 381,455 acres (317,538 net acres) were developed and 77,956 acres (27,612 net acres) were undeveloped. The net developed acreage is concentrated principally in Texas (78%), Oklahoma (8%), Wyoming (6%) and Utah (6%). The net undeveloped acreage is principally in Wyoming (52%), Montana (21%) and Colorado (9%).

  The Company drilled 7 gross (2.44 net) gas wells, 19 gross (7.68 net) gas wells and 22 gross (12.53 net) gas wells in 1995, 1994 and 1993, respectively. The Company had 986 gross (840.22 net) productive gas wells and 7 gross (6.24 net) productive oil wells as of December 31, 1995.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture dated as of a date on or prior to the issuance of the Debt Securities (the "Indenture"), between the Company and a trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The summaries of certain provisions of the Indenture hereunder do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. Certain capitalized terms used below and not defined have the respective meanings assigned thereto in the Indenture.

TERMS

  The Indenture provides for the issuance by the Company from time to time of its Debt Securities in one or more Series. The Indenture does not limit the amount of Debt Securities which may be issued thereunder, and provides that the specific terms of any Series of Debt Securities shall be set forth in, or determined pursuant to, an Authorizing Resolution and/or a supplemental indenture, if any, relating to such Series.

  The specific terms of the Series of Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement relating thereto, including the following, as applicable:

    1. the title of the Series;

    2. the aggregate principal amount of the Debt Securities of the Series;

    3. the date or dates on which principal and premium, if any, on the Debt Securities of the Series is payable, and, if applicable, the terms on which such maturity may be extended;

    4. the rate or rates of interest (if any) on the Debt Securities of such Series (whether floating or fixed), the provisions, if any, for determining such interest rate or rates and adjustments thereto, the interest payment dates and the regular record dates with respect thereto;

    5. the currency(ies) in which principal, premium, if any, and interest are payable by the Company, if other than United States dollars;

    6. provisions relating to redemption, at the option of the Company, pursuant to a Sinking Fund or otherwise or at the option of a Holder and the respective redemption dates and redemption prices and the terms and conditions for such redemption;

    7. whether Debt Securities of the Series are to be issuable initially in temporary global form and whether any Debt Securities of the Series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for Debt Securities of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Debt Securities of the Series are to be issuable as a Global Security (as defined below), the identity of the depository for such Series;

    8. additional or different covenants or Events of Default, if any, with respect to the Debt Securities of such Series in addition to or in lieu of the covenants and Events of Default specified in the Indenture; and

    9. if less than 100% of the principal amount of the Debt Securities of such Series is payable on acceleration or provable in bankruptcy (which may be the case for Original Issue Discount Securities), a schedule of the amounts which would be so payable or provable from time to time.

  The Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, or in such other currencies or denominations as may be specified in, or pursuant to, the Authorizing Resolution and/or supplemental indenture relating to such Series of Debt Securities. The Debt Securities will be senior unsecured obligations of the Company.

  Except as otherwise specified in the Authorizing Resolution and/or supplemental indenture relating to the Debt Securities in respect of which this Prospectus is being delivered, principal and interest will be payable, and the Debt Securities will be transferable, at the corporate trust office of the Trustee in New York, New York or at such other office of the Trustee as is set forth in the applicable Prospectus Supplement. At the Company's option, interest may be paid by check mailed to the registered holders of the Debt Securities. The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges. Initially, the Trustee will act as paying agent and registrar under the Indenture. The Company may act as paying agent and registrar and may change any paying agent or registrar without notice.

  Except as otherwise specified in the Authorizing Resolution and/or supplemental indenture relating to the Debt Securities in respect of which this Prospectus is being delivered, the Debt Securities do not contain event risk provisions designed to require the Company to redeem the Debt Securities, reset the interest rate or take other actions in response to highly leveraged transactions, change in credit rating or other similar occurrences.

CERTAIN COVENANTS

  The applicable Prospectus Supplement will describe any material covenants in respect of a Series of Debt Securities that are not described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will include the covenants described below.

 Definitions

  "Attributable Debt" will mean, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

  "Consolidated Net Tangible Assets" will mean the total assets appearing on a consolidated balance sheet of the Company and its Subsidiaries, less, without duplication: (i) current liabilities; (ii) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined; (iii) all intangible assets; and (iv) deferred income tax assets.

  "Funded Debt" will mean all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing (as defined in the Indenture).

  "Indebtedness" will mean (i) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation (as defined in the Indenture); (ii) any guarantee by any person of any liability of others described in the preceding clause (i); and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses
(i) and (ii) above.

  "Lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

  "Principal Domestic Property of the Company" will mean any property, plant, equipment or facility of the Company which is located in the United States or any territory or political subdivision thereof, except any property which the Board of Directors or management of the Company shall determine to be not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

  "Sale and Leaseback Transaction" will have the meaning set forth in the "Restrictions on Sales and Leasebacks" covenant described below.

  "Significant Subsidiary" will mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

    (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years;

    (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

    (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

  "Stated Maturity" when used with respect to any security or any installment of interest thereon means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

  "Subsidiary" will mean (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary (or Subsidiaries) of the Company or by a Subsidiary (or Subsidiaries) of the Company or (ii) any person (other than a corporation) in which the Company, a Subsidiary (or Subsidiaries) of the Company or the Company and a Subsidiary (or Subsidiaries) of the Company, directly or indirectly, at the date of determination thereof has at least majority ownership interest; provided that no corporation shall be deemed a Subsidiary until the Company, a Subsidiary (or Subsidiaries) of the Company or the Company and a Subsidiary (or Subsidiaries) of the Company acquires more than 50% of the outstanding voting stock thereof and has elected a majority of its board of directors.

 Restrictions on Liens

  The Company will not incur, create, assume or otherwise become liable with respect to any Indebtedness secured by a Lien, or guarantee any Indebtedness with a guarantee which is secured by a Lien, on any Principal Domestic Property of the Company or any shares of stock or Indebtedness of any Significant Subsidiary, without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other Indebtedness of the Company then existing or thereafter created ranking equally with the Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured; provided, however, that this covenant will not apply to Indebtedness secured by: (a) Liens existing on the date of the Indenture; (b) Liens in favor of governmental bodies to secure progress, advance or other payments; (c) Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof; (d) Liens securing Indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by clause (y) in the "Restrictions on Sales and Leasebacks" covenant, does not exceed ten percent of the Consolidated Net Tangible Assets of the Company; (e) Liens securing Indebtedness other than Funded Debt; and (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (e) inclusive; provided that such extension, renewal or replacement of such Lien is limited to all or any part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property), and that such secured Indebtedness at such time is not increased.

 Restrictions on Sales and Leasebacks

  The Company will not sell or transfer any Principal Domestic Property of the Company, with the Company taking back a lease of such Principal Domestic Property of the Company (a "Sale and Leaseback Transaction"), unless (i) such Principal Domestic Property of the Company is sold within 360 days from the date of acquisition of such Principal Domestic Property of the Company or the date of the completion of construction or commencement of full operations of such Principal Domestic Property of the Company, whichever is later, or (ii) the Company, within 120 days after such sale, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Debt Securities) an amount not less than the greater of (A) the net proceeds of the sale of such Principal Domestic Property of the Company or (B) the fair value (as determined in any manner approved by the Board of Directors) of such Principal Domestic Property of the Company. The provisions of this covenant shall not prevent a Sale and Leaseback Transaction (x) if the lease entered into by the Company in connection therewith is for a period, including renewals, of not more than 36 months or (y) if the Company would, at the time of entering into such Sale and Leaseback Transaction, be entitled, without equally and ratably securing the Debt Securities, to create or assume a Lien on such Principal Domestic Property of the Company securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction pursuant to clause (d) above in the "Restrictions on Liens" covenant.

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its property and assets as an entirety to any person, unless (i) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of the obligations of the Company under each Series of Debt Securities and the Indenture with respect to each such Series and (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no event which, after notice or passage of time or both, would become an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

RANKING

  The Debt Securities constitute senior unsecured obligations of the Company. As of June 30, 1996, the Company had approximately $180 million of indebtedness outstanding which would rank pari passu with the Debt Securities. Except as otherwise specified in the Authorizing Resolution and/or supplemental indenture relating to the Debt Securities in respect of which this Prospectus is being delivered, there are no limitations in the Indenture relating to the Debt Securities on the amount of additional Indebtedness which may rank pari passu with the Debt Securities or on the amount of Indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of the Company's Subsidiaries; provided, that the incurrence of secured Indebtedness by the Company is subject to the limitations set forth in the "Restrictions on Liens" covenant.

DISCHARGE

  Unless otherwise provided in the Prospectus Supplement, the Company may terminate its obligations under any Series of Debt Securities and the Indenture with respect to such Series, at any time, (a) by delivering all outstanding Debt Securities of such Series to the Trustee for cancellation and paying any other sums payable by it under such Debt Securities and the Indenture with respect to such Series, or (b) after giving notice to the Trustee of its intention to defease all of the Debt Securities of such Series by irrevocably depositing with the Trustee or a paying agent (other than the Company or a Subsidiary) (i) in the case of any Debt Securities of any Series denominated in U.S. dollars, cash or U.S. Government Obligations sufficient to pay all principal of and interest on such Debt Securities and (ii) in the case of any Debt Securities of any Series denominated in any currency other than U.S. dollars, an amount of the Required Currency (as defined in the Indenture) sufficient to pay all principal of and interest on such Debt Securities; provided that if such irrevocable deposit pursuant to (b) above is made on or prior to one year from the Stated Maturity for payment of principal of such Series of Debt Securities, the Company shall have delivered to the Trustee either an opinion of counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that holders of such Debt Securities (i) will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith) and (ii) will be subject to Federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

MODIFICATION AND WAIVER

  Modification and amendment of the Indenture will be permitted to be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all Series affected thereby (voting as a single class); provided that such modification or amendment may not, without the consent of each holder of the Debt Securities affected thereby, (i) extend the Stated Maturity of the principal of or any installment of interest with respect to the Debt Securities; (ii) reduce the principal amount of, or the rate of interest on, or alter the redemption provisions with respect to, the Debt Securities; (iii) change the currency of payment of principal of or interest on the Debt Securities; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities; (v) reduce the above-stated percentage of holders of the Debt Securities of any Series necessary to modify or amend the Indenture relating to such Series; or (vi) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any covenant or past default. Holders of not less than a majority in principal amount of the outstanding Debt Securities of all Series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the Company with any provision of the Indenture relating to such Debt Securities (subject to the immediately preceding sentence); provided, that only the holders of a majority in principal amount of Debt Securities of a particular Series may waive compliance with a provision of the Indenture relating to such Series or the Debt Securities of such Series having applicability solely to such Series.

EVENTS OF DEFAULT AND NOTICE THEREOF

  Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any Series of Debt Securities issued thereunder: (i) failure of the Company to pay interest on such Series of Debt Securities within 30 days of when due or principal on such Series of Debt Securities when due (including any Sinking Fund installment); (ii) failure to perform any other agreement contained in the Debt Securities of such Series or the Indenture relating to such Series (other than an agreement relating solely to another Series of Debt Securities) for 60 days after notice; (iii) certain events of bankruptcy, insolvency or reorganization with respect to the Company. Additional or different Events of Default, if any, applicable to the Series of Debt Securities in respect of which this Prospectus is being delivered will be specified in the applicable Prospectus Supplement.

  The Indenture will provide that the Trustee shall, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any Series of Debt Securities actually known to it, give to the holders of such Debt Securities notice of such default; provided that, except in the case of a default in the payment of principal of or interest on any of the Debt Securities of such Series or in the payment of any Sinking Fund installment, the Trustee for such Series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities. The Indenture will require the Company to certify to the Trustee under the Indenture quarterly as to whether any default occurred during such quarter.

  In case an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) with respect to any Series of Debt Securities shall occur and be continuing, the Trustee for such Series or the holders of at least 25% in aggregate principal amount of the Debt Securities of such Series then outstanding, by notice in writing to the Company (and to the Trustee for such Series if given by the holders of the Debt Securities of such Series), will be entitled to declare all unpaid principal of and accrued interest on such Debt Securities then outstanding to be due and payable immediately. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, all unpaid principal of and accrued interest on all Debt Securities of such Series then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee for such Series or the holders of any Debt Securities of such Series. Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Debt Securities of such Series) may be waived by the holders of a majority in principal amount of the Debt Securities of such Series then outstanding upon the conditions provided in the Indenture.

  The Indenture will provide that no holder of the Debt Securities of any Series issued thereunder may pursue any remedy under the Indenture unless the Trustee for such Series shall have failed to act after, among other things, notice of an Event of Default and request by holders of at least 25% in principal amount of the Debt Securities of such Series of which the Event of Default has occurred and the offer to the Trustee for such Series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such Debt Securities.

THE TRUSTEE

  The Indenture will contain certain limitations on the right of the Trustee thereunder, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The holders of a majority in principal amount of all outstanding Debt Securities of a Series (or if more than one Series is affected thereby, of all Series so affected voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such Series or all such Series so affected.

  In case an Event of Default shall occur (and shall not be cured) relating to a Series of Debt Securities and is known to the Trustee for such Series, such Trustee shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

  The Debt Securities of any Series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such Series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee or such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to any Series of Debt Securities will be described in the Prospectus Supplement relating to such Series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

  The Company expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depository must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture. DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to or at the direction of the Depository or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depository or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Company expects the Depository to determine the amount of the interest of each Participant in such Debt Securities to be redeemed to be determined by lot. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

  Neither the Company nor the Trustee will be liable for any delay by the holders of a Global Security or the Depository in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depository for all purposes. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

  The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. The terms of the offering of the Series of Debt Securities with respect to which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement, including the name or names of any underwriters, dealers or agents, the purchase price of such Series and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the Series may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities described in the accompanying Prospectus Supplement will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Debt Securities if any are so purchased by them. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agents involved in the offer or sale of the Debt Securities in respect of which this Prospectus is being delivered are named, and any commissions payable by the Company to such agents are set forth in the accompanying Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If dealers are utilized in the sale of any Debt Securities, the Company will sell the Debt Securities to the dealers, as principals. Any dealer may resell the Debt Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to the Debt Securities being offered thereby.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Series of Debt Securities to which this Prospectus and the Prospectus Supplement relates from the Company at the public offering price set forth in the Prospectus Supplement, plus accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters will not be obligated to make a market in any Debt Securities. The Company cannot predict the activity of trading in, or liquidity of, any Debt Securities.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by the Company to payments they may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Debt Securities offered hereby are being passed upon for the Company by Austin M. O'Toole, Esq., Senior Vice President and Secretary of CIG, and for the underwriters, agents and dealers by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. As of August 1, 1996, Mr. O'Toole beneficially owned approximately 32,865 shares of Common Stock and 655 shares of Class A Common Stock of Coastal, including exercisable stock options.

                                    EXPERTS

  The annual consolidated financial statements of the Company incorporated in this Prospectus by reference from the 1995 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, by any underwriters, agents or dealers or by any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Ratio of Earnings to Fixed Charges.........................................   3
Description of Business....................................................   3
Description of Debt Securities.............................................   5
Plan of Distribution.......................................................  13
Legal Matters..............................................................  14
Experts....................................................................  14

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                              Colorado Interstate
                                  Gas Company

                                DEBT SECURITIES

                               ----------------

                                   PROSPECTUS

                               ----------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses, other than underwriting discounts and commissions, in connection with the offering are as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

      Securities and Exchange Commission filing fee................... $ 34,483
      Printing and engraving expenses.................................   20,000
      Legal fees and expenses.........................................   10,000
      Accounting fees and expenses....................................   25,000
      Blue sky qualification fees and expenses........................   15,000
      Miscellaneous...................................................   15,517
                                                                       --------
          Total....................................................... $120,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify directors and officers under certain circumstances. Article III of the Registrant's By-laws provide for indemnification of directors and officers to the fullest extent permitted by law.

  Directors and officers of the Company are parties to an Indemnity Agreement with The Coastal Corporation indemnifying such persons with respect to matters arising out of his or her serving as a director and/or officer of the Company.

ITEM 16. EXHIBITS.

      1.1 --Form of Underwriting Agreement with respect to Debt Securities
           (including form of Terms Agreement).
      4.1 --Form of Indenture for the Debt Securities.
      4.2 --Form of Debt Security (included in Exhibit No. 4.1).
       5  --Opinion of Austin M. O'Toole, Esq., Senior Vice President and
           Secretary of the Registrant, as to the legality of the securities being registered.
     23.1 --Independent Auditors' Consent.
     23.2 --Consent of Austin M. O'Toole, Esq. (included in Exhibit 5).
      24  --Powers of Attorney (included on the signature pages hereof).

ITEM 17. UNDERTAKINGS.

 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
  (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations of the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act of 1933.

                              POWERS OF ATTORNEY

  Each person whose signature appears below hereby appoints David A. Arledge, Coby C. Hesse and Austin M. O'Toole and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED ON SEPTEMBER 6, 1996.

                                             COLORADO INTERSTATE GAS COMPANY
                                                      (Registrant)

                                              /s/      Jon R. Whitney
                                          By __________________________________
                                                       Jon R. Whitney
                                                          President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Jon R. Whitney            President, Chief Executive    September 6, 1996
____________________________________ Officer and Director
           Jon R. Whitney

      /s/ David A. Arledge           Principal Financial Officer   September 6, 1996
____________________________________ and Director
          David A. Arledge

        /s/ Dan A. Homec             Assistant Vice President and  September 6, 1996
____________________________________ Principal Accounting Officer
            Dan A. Homec

      /s/ James F. Cordes                      Director            September 6, 1996
____________________________________
          James F. Cordes

    /s/ Jeffrey A. Connelly                    Director            September 6, 1996
____________________________________
        Jeffrey A. Connelly

       /s/ C. Scott Hobbs                      Director            September 6, 1996
____________________________________
           C. Scott Hobbs